PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(3)
To Prospectus dated June 10, 1997 and                 Registration No. 333-12431
Prospectus Supplement dated June 13, 1997

                                  $103,404,000

                          AFG RECEIVABLES TRUST 1997-A

                  $73,703,000 CLASS A 6.35% ASSET BACKED NOTES

                  $18,701,000 CLASS B 6.65% ASSET BACKED NOTES

                  $11,000,000 CLASS C 7.20% ASSET BACKED NOTES

                             AUTOFINANCE GROUP, INC.
                                   SUBSERVICER

                       KEY CONSUMER ACCEPTANCE CORPORATION
                                     SELLER

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    SERVICER

The Prospectus dated June 10, 1997 and the Prospectus Supplement dated June 13, 1997 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given to them in the Prospectus and the Prospectus Supplement.

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes, the following portions of the Prospectus and the Prospectus Supplement do not apply and are deemed deleted from such documents to the extent the documents are used for market-making transactions:

         (a) the pricing table and related footnotes on the front cover page of the Prospectus Supplement and the sentences on the front cover page of the Prospectus Supplement with respect to the purchase of the Notes by the Underwriters from the Seller and the issuance thereof;

         (b) the paragraph on the inside front cover of the Prospectus Supplement regarding the obligation of dealers to deliver a prospectus and a prospectus supplement; and

         (c) the "Underwriting" section of the Prospectus Supplement.

                               -------------------

This Supplement to the Prospectus and the Prospectus Supplement is to be used by McDonald Investments in connection with offers and sales from time to time related to market-making transactions in the Notes in which McDonald Investments acts as principal. McDonald Investments may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                               ------------------

                              MCDONALD INVESTMENTS
                                A KeyCorp Company

                   Prospectus Supplement dated August 4, 2000

The "Underwriting" section of the Prospectus Supplement is replaced with the following:

                              PLAN OF DISTRIBUTION

         The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by McDonald Investments Inc. ("McDonald Investments") that it may make a market in the Notes. McDonald Investments is not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

         After the initial distribution of the Notes by Credit Suisse First Boston Corporation and McDonald Investments, the Prospectus and the Prospectus Supplements may be used by McDonald Investments, a subsidiary of KeyCorp and an affiliate of the Seller and the Servicer, or its successors, in connection with offers and sales relating to market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Any obligation of McDonald Investments are the sole obligations of McDonald Investments and do not create any obligations on the part of any affiliate of McDonald Investments. McDonald Investments is a member of the New York Stock Exchange.

         McDonald Investments may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, McDonald Investments may create a short position in the Notes for its own account. McDonald Investments may bid for and purchase Notes in the open market to cover such short positions. In addition, McDonald Investments may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. McDonald Investments is not required to engage in these activities, and may end these activities at any time.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from Credit Suisse First Boston Corporation and McDonald Investments.

         In the ordinary course of their respective businesses, Credit Suisse First Boston and McDonald Investments and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller and its affiliates.

The following section shall be inserted immediately following the section labelled "Legal Opinions" in the Prospectus Supplement:

                             ADDITIONAL INFORMATION

         For additional information regarding the activities of the Trust through May 31, 2000, we refer you to the Servicer Report attached as Annex A.

CREDIT SUISSE FIRST BOSTON                                               Page 1


                Key Bank USA, N.A., Automotive Specialty Finance

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 2000 through May 31, 2000

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                               $110,005,944.94
(B) Class A Noteholders' Percentage                                                                                 67.00%
(C) Original Class A Note Balance                                                                           $73,703,000.00
(D) Class A Note Rate                                                                                                6.35%
(E) Class B Noteholders' Percentage                                                                                 17.00%
(F) Original Class B Note Balance                                                                           $18,701,000.00
(G) Class B Note Rate                                                                                                6.65%
(H) Class C Noteholders' Percentage                                                                                 10.00%
(I) Original Class C Note Balance                                                                           $11,000,000.00
(J) Class C Note Rate                                                                                                7.20%
(K) Class D Certificateholders' Percentage                                                                           6.00%
(L) Original Class D Certificate Balance                                                                     $6,601,944.94
(M) Class D Certificate Rate                                                                                         0.00%
(N) Servicing Fee Rate                                                                                               3.50%
(O) Original Weighted Average Coupon (WAC)                                                                          20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                                   54.68 months
(Q) Number of Contracts                                                                                              9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                                   5,550,297.25
    (ii)  Minimum Specified Reserve Balance                                                                   2,200,118.90
    (iii) Initial Deposit                                                                                     1,650,089.17
(S) Noteholders' Percentage                                                                                         94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                             Total Trust
------------------------------------------------                                                             -----------

(A) Total Portfolio Outstanding                                                                             $17,717,354.07
(B) Total Portfolio Pool Factor                                                                                  0.1610582
(C) Class A Note Balance                                                                                    $11,544,648.99
(D) Class A Principal Factor                                                                                     0.1566374
(E) Class A Interest Carryover Shortfall                                                                              0.00
(F) Class A Principal Carryover Shortfall                                                                             0.00
(G) Class B Note Balance                                                                                     $2,929,276.69
(H) Class B Principal Factor                                                                                     0.1566374
(I) Class B Interest Carryover Shortfall                                                                              0.00
(J) Class B Principal Carryover Shortfall                                                                             0.00
(K) Class C Note Balance                                                                                     $1,723,011.81
(L) Class C Principal Factor                                                                                     0.1566374
(M) Class C Interest Carryover Shortfall                                                                              0.00
(N) Class C Principal Carryover Shortfall                                                                             0.00
(O) Class O Certificate Balance                                                                              $1,520,416.54
(P) Reserve Account Balance                                                                                   2,657,603.11
(Q) Payhead Account Balance                                                                                     104,038.24
(R) Aggregate Subordinated Servicing Fees to Date                                                                     0.00
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                               0.00
(T) Cumulative Net Losses for All Prior Periods                                                              17,534,322.54
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                            19.68%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                     21.85 months
(W) Number of Contracts                                                                                              3,021

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                        $1,239,504.04
    (ii)  Internet Payments Received                                                                            298,595.57
    (iii) Repurchased Loan Principal                                                                                  0.00
    (iv)  Repurchased Loan Interest                                                                                   0.00
(B) Partial Prepayments - Amount Added to Payhead Account                                                         1,097.37
(C) Amount Applied From Payhead Account                                                                               0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                            19.66%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                 20.89 months
(F) Remaining Number of Contracts                                                                                    2,900
(G) Delinquent Contracts

                                                                                     Contracts                    Amounts
                                                                                     ---------                    -------
    (i)   30-59 Days Delinquent                                                          65       2.24%        $387,308.36    2.37%
    (ii)  60-89 Days Delinquent                                                           0       0.00%               0.00    0.00%
    (iii) 90 or More Delinquent                                                           0       0.00%               0.00    0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                                   $9,690.08
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                    $110,402.06
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                         20,465,04
    (iii) Recoveries on Previously Liquidated Contracts                                                          80,246.94
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                     28



I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.


/s/ Illegible                        Vice-President              06/09/00
----------------------------------------------------            ----------
Signature                                Title                    Date

CREDIT SUISSE FIRST BOSTON                                               Page 2


                Key Bank USA, N.A., Automotive Specialty Finance

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 2000 through May 31, 2000

I. COLLECTIONS
--------------
(A) Principal Payments Received (C(A)i)                                                                      $1,239,504.04
(B) Interest Payments Received (C(A)ii)                                                                         298,595.57
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii + iii)                                                  100,711.98
(D) Principal on Repurchased Contracts (C(A)iii)                                                                      0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                        0.00
                                                                                                           ---------------
(F) Total Collections (A + B + C + D + E)                                                                    $1,638,811.59
                                                                                                           ---------------
(G) Total Available Amount (F)                                                                               $1,638,811.59

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                                      $1,239,504.04
(B) Principal on Repurchased Contracts (C(A)iii)                                                                      0.00
(C) Gross Principal Balance on Liquidated Receivables (D(E)i)                                                   110,402.06
                                                                                                           ---------------
(D) Principal Distribution Amount (A + B + C)                                                                $1,349,906.10


(E) Current Servicing Fee Due                                                                                   $51,675.62
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                             0.00
                                                                                                           ---------------
(G) Total Servicing Fees Payable                                                                                 51,675.62
(H) Servicing Feed Paid from Collection Account                                                                  51,675.62
(I) Reserve Account Draw for Servicing Fees Payable                                                                   0.00
(J) Servicing Fee Shortfall                                                                                           0.00
(K) Current Subordinated Servicing Fee                                                                                0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                                  0.00

(M) Class A Distributable Amount
    (i)    Class A Monthly Interest Distributable Amount                                                        $61,090.43
    (ii)   Class A Interest Distributable Amount                                                                 61,090.43
    (iii)  Class A Monthly Principal Distributable Amount                                                       904,438.91
    (iv)   Class A Principal Distributable Amount                                                               904,438.91
                                                                                                           ---------------

    (v)    Total Distributable Amount (i + ii)                                                                 $965,529.34
    (vi)   Class A Interest Paid from Collection Account                                                         61,090.43
    (vii)  Reserve Account Draw for Class A Interest Payable                                                         $0.00
    (viii) Class A Interest Carryover Shortfall                                                                      $0.00
    (ix)   Class A Principal Paid from Collection Account                                                       904,438.91
    (x)    Reserve Account Draw for Class A Principal Payable                                                         0.00
    (xi)   Class A Principal Carryover Shortfall                                                                      0.00

(N) Class B Distributable Amount
    (i)    Class B Monthly Interest Distributable Amount                                                        $16,233.07
    (ii)   Class B Interest Distributable Amount                                                                 16,233.07
    (iii)  Class B Monthly Principal Distributable Amount                                                       229,487.43
    (iv)   Class B Principal Distributable Amount                                                               229,487.43
                                                                                                           ---------------

    (v)    Total Distributable Amount (i + ii)                                                                 $245,720.50
    (vi)   Class B Interest Paid from Collection Account                                                         16,233.07
    (vii)  Reserve Account Draw for Class for Class B Interest Payable                                               $0.00
    (viii) Class B Interest Carryover Shortfall                                                                      $0.00
    (ix)   Class B Principal Paid from Collection Account                                                       229,487.43
    (x)    Reserve Account Draw for Class B Principal Payable                                                         0.00
    (xi)   Class B Principal Carryover Shortfall                                                                      0.00

(O) Class C Distributable Amount
    (i)    Class C Monthly Interest Distributable Amount                                                        $10,338.07
    (ii)   Class C Interest Distributable Amount                                                                 10,338.07
    (iii)  Class C Monthly Principal Distributable Amount                                                       134,985.39
    (iv)   Class C Principal Distributable Amount                                                               134,985.39
                                                                                                           ---------------

    (v)    Total Distributable Amount (i + ii)                                                                 $145,323.46
    (vi)   Class C Interest Paid from Collection Account                                                         10,338.07
    (vii)  Reserve Account Draw for Class C Interest Payable                                                         $0.00
    (viii) Class C Interest Carryover Shortfall                                                                      $0.00
    (ix)   Class C Principal Paid from Collection Account                                                       134,985.39
    (x)    Reserve Account Draw for Class C Principal Payable                                                         0.00
    (xi)   Class C Principal Carryover Shortfall                                                                      0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                               $0.00
    (ii)  Subordinated Servicing Fees Paid from Collection Account and/or
          Released from Reserve Account                                                                               0.00
    (iii) Aggregate Subordinated Servicing Fees to Date (iii)                                                        $0.00

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                               $80,994.37
    (ii) Certificateholders' Distributable Amount Paid from Collection Account                                   80,994.37

CREDIT SUISSE FIRST BOSTON                                               Page 3


                Key Bank USA, N.A., Automotive Specialty Finance

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 2000 through May 31, 2000

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------
(A) Beginning Period Balance (B(O))                                                                           $104,038.24
(B) Amounts Applied to Payhead Account(C(B))                                                                     1,097.37
(C) Amounts Withdrawn from Payhead Account (C(C))                                                                    0.00
                                                                                                          ---------------
(D) Ending Period Balance                                                                                     $105,135.61

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------

                                                                                 Begin of Period           End of Period
                                                                                 ---------------           -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                     $17,717,354.07           $16,367,447.97
    (ii)   Total Pool Factor                                                           0.1610582                0.1487869
    (iii)  Receivables Balance                                                     17,717,354.90            16,367,447.97
    (iv)   Prefunding Account Balance                                                       0.00                     0.00
    (v)    Class A Note Balance                                                   $11,544,648.99           $10,640,210.08
    (vi)   Class A Principal Factor                                                    0.1566374                0.1443660
    (vii)  Class B Note Balance                                                    $2,929,276.69            $2,699,789.26
    (viii) Class B Principal Factor                                                    0.1566374                0.1443660
    (ix)   Class C Note Balance                                                    $1,723,011.81            $1,588,026.42
    (viii) Class C Principal Factor                                                    0.1566374                0.1443660
    (ix)   Class D Certificate Balance                                             %1,520,416.54            $1,439,422.17

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                    19.68%                   19.66%
    (ii)  Weighted Average Remaining Maturity (WAM)                                        21.85 months             20.89 months
    (iii) Remaining Number of Contracts                                                    3,021                    2,900

V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------

(A) Beginning RA Balance (B(H)                                                                              $2,657,603.11
(B) Draw for Servicing Fee (II(i)                                                                                    0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                      0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                      0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                      0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                      0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                       0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                       0.00

(I) Overcollateralization Amount                                                                            $5,727,237.89
(J) Maximum Specified Reserve Balance                                                                        2,455,117.20
(K) Specified Reserve Account Balance                                                                        2,455,117.20

(L) Amount Available for Deposit to the RA                                                                     230,562.67
                                                                                                           --------------

(M) RA Balance Prior to Release                                                                             $2,888,165,78
(N) Specified Reserve Account Balance                                                                        2,455,117.20
(O) Reserve Account Release                                                                                    433,048.58
(P) Ending Reserve Account Balance                                                                           2,455,117.20

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                                 $9,690.08
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                           $110,402.06
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                               20,465.04
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                               80,246.94
(C)  Cumulative Net Losses for all Periods (VI(A) + B(T))                                                   17,544,012.62

(D)  Delinquent and Repossessed Contracts
                                                                                     Contracts                        Amount
                                                                                     ---------                        ------
    (i)   30-59 Days Delinquent (C(G)i)                                                  65       2.24%        $387,308.36    2.37%
    (ii)  60-89 Days Delinquent (C(Gii)                                                   0       0.00%               0.00    0.00%
    (iii) 90 or More Delinquent (C(G)iii)                                                 0       0.00%               0.00    0.00%
    (iv)  Financial Vehicles Repossessed but not yet Charged off
             and Contracts Delinquent over 50 Days (D(E))                                28       0.97%         179,193.25    1.09%

CREDIT SUISSE FIRST BOSTON                                               Page 4


                Key Bank USA, N.A., Automotive Specialty Finance

           MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 2000 through May 31, 2000

VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceding Collection Period                                                                          3.63%
    (ii)  Preceding Collection Period                                                                                 2.51%
    (iii) Current Collection Period                                                                                   0.66%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                         2.27%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of
       Financed Vehicles Repossessed but not Charged off to the
       Outstanding Pool Balance as of Each Collection Period.
    (i)   Second Preceding Collection Period                                                                          0.96%
    (ii)  Preceding Collection Period                                                                                 0.68%
    (iii) Current Preceding Period                                                                                    1.09%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                         0.91%

(C) Cumulative Net Loss Ratio                                                                                        15.95%

(D) Loss and Delinquency Trigger Indicator                                                     Trigger Was Hit!!

VII. RECONCILIATION OF COLLECTION ACCOUNT
-----------------------------------------

(A) Collection Account Beginning Balance(I(M))                                                                 1,638,811.59
(B) Servicing Fee Paid (II(M))                                                                                    51,675.62
(C) Class A Interest Paid (II(M(vi)))                                                                             61,090.43
(D) Class B Interest Paid (II(N(vi)))                                                                             16,233.07
(E) Class C Interest Paid (II(O(vi)))                                                                             10,338.07
(F) Class A Principal Paid (II(M(ix)))                                                                           904,438.91
(G) Class B Principal Paid (II(N(ix)))                                                                           229,487.43
(H) Class C Principal Paid (II(O(ix)))                                                                           134,985.39
(I) Reserve Account Deposit                                                                                            0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                            0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                     80,994.37
(L) Releases to Seller                                                                                           352,054.22


                         AFG Receivables Trust, 1997-A

            Monthly Statement to Noteholders and Certificateholders

                          Servicer: Key Bank USA, N.A.

                     Sub Servicer: AutoFinance Group, Inc.

                    Indenture Trustee: Bankers Trust Company

                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  May 1, 2000 through May 31, 2000

Distribution Date:  06/15/00

Month:              36


Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant to Section 5.6 of the Sale and Servicing Agreement


                                                                                                    Per $1,000 of Outstanding
                                                                                                     Class A/Class B/Class C
                                                                                                        Certificate Amount
                                                                                                    -------------------------
(i)    Principal Distribution
          Class A Note Amount                                                      904,438,91                78.3426950
          Class B Note Amount                                                      229,487.43                78.3426953
          Class C Note Amount                                                      134,985.36                78.3426947
          Certificate Amount                                                        80,994.37                53.2711687


(ii)    Interest Distribution
          Class A Note Amount                                                       61,090.43                 5.2916663
          Class B Note Amount                                                       16,233.07                 5.5416650
          Class C Note Amount                                                       10,338.07                 5.9999995

(iii)   Total Pool Balance of Notes and Certificates
           (end of Collection Period)                                           16,367,447.97


(iv)    Class A Notes Balance (end of Collection Period)                        10,640,210.08
        Class A Pool Factor (end of Collection Period)                              0.1443660
        Class B Notes Balance (end of Collection Period)                         2,699,789.26
        Class B Pool Factor (end of Collection Period)                              0.1443660
        Class C Notes Balance (end of Collection Period)                         1,588,026.42
        Class C Pool Factor (end of Collection Period)                              0.1443660
        Certificate Balance (End of Collection Period)                           1,439,422.17

(v)     Basic Servicing Fee                                                         51,675.62                 2.9166667

(vi)    Aggregate Net Losses                                                         9,690.08

(vii)   Reserve Account Balance after Giving Effect to Payments
           Made on Distribution Date                                             2,455,117.20
        Specified Reserve Account Balance after Giving Effect
           to Payments Made on Distribution Date                                 2,455,117.20
        Draws on Reserve Account                                                         0.00
        Amount Available for Deposits to Reserve Account                           230,562.67

(viii)  Class A Notes Interest Carryover Shortfall                                       0.00                0.00000000
        Class B Notes Interest Carryover Shortfall                                       0.00                0.00000000
        Class C Notes Interest Carryover Shortfall                                       0.00                0.00000000
        Class A Notes Principal Carryover Shortfall                                      0.00                0.00000000
        Class B Notes Principal Carryover Shortfall                                      0.00                0.00000000
        Class C Notes Principal Carryover Shortfall                                      0.00                0.00000000

(ix)    Aggregate Purchase Amount of Receivables Repurchased by the Seller
           or Purchased by Servicer                                                      0.00

(x)     Delinquent Contracts
                                                                                       Number                   Balance
                                                                                       ------                  ----------
           30-59 Days                                                                    65                    387,308.36
           60-89 Days                                                                     0                          0.00
           90 Days or More                                                                0                          0.00
